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                                                      REGISTRATION NO. 333-58378

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          AMENDMENT NO. 4 TO FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           VITAL LIVING PRODUCTS, INC.
                 (Name of Small Business Issuer in its charter)

           DELAWARE                             3589                       56-1683886
  (State or jurisdiction of         (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)       Classification Code Number)      Identification No.)


                              5001 SMITH FARM ROAD
                               MATTHEWS, NC 28104
                                 (704) 821-3200
          (Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)
                              DONALD R. PODREBARAC
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           VITAL LIVING PRODUCTS, INC.
                              5001 SMITH FARM ROAD
                               MATTHEWS, NC 28104
                                 (704) 821-3200
            (Name, address and telephone number of agent for service)

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                             J. NORFLEET PRUDEN III
                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                        BANK OF AMERICA CORPORATE CENTER
                      100 N. TRYON STREET, SUITE 42ND FLOOR
                      CHARLOTTE, NORTH CAROLINA 28202-4006
                                 (704) 331-7400

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
Title of each class of securities     Amount to be        Proposed maximum        Proposed maximum         Amount of
         to be registered            registered(1)     offering price per unit   aggregate offering     registration fee
                                                                                      price(2)
-------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value        3,988,554               $0.7188               $2,866,973             $716.74
=========================================================================================================================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

(1) Shares of common stock which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and upon exercise of related warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, the Company calculated 200% of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the debentures and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for the purpose of determining the registration fee. Calculated pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the bid and asked price per share as reported for such securities by the Nasdaq OTC Bulletin Board on April 2, 2001.



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ITEM 27. EXHIBITS

         Exhibit No.       Document Description
         -----------       --------------------

         3.1 Certificate of Incorporation (Exhibit 2.1 to the Company's Form 10-SB filed March 14, 2000)

         3.2 Certificate of Designation Setting Forth the Preferences, Rights and Limitations of Series A, Class B Preferred Stock of Vital Living Products, Inc. (Exhibit 2.2 to the Company's Form 10-SB filed March 14, 2000)

         3.3 Certificate of Designation of Series B, Class B Preferred Stock Setting Forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of such Series of Class B Preferred Stock (Exhibit 2.3 to the Company's Form 10-SB filed March 14, 2000)

         3.4 Bylaws of Vital Living Products, Inc. (Exhibit 2.4 to the Company's Form 10-SB filed March 14, 2000)

         4.1 Form of Secured Convertible Debenture dated as of February 23, 2001 (Exhibit 4.1 to the Company's Form 8-K filed March 1, 2001)

         4.2 Schedule identifying omitted Secured Convertible Debentures dated as of February 23, 2001 which are substantially identical to the Form of Secured Convertible Debenture described in Exhibit 4.1 (Exhibit 4.2 to the Company's Form 10K-SB filed March 27, 2001)

         5.1 Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (previously filed)

         10.1 Vital Living Products, Inc. 1991 Stock Option Plan (Exhibit 6.1 to the Company's Form 10-SB filed March 14, 2000)

         10.2 Instrument of Forgiveness of Indebtedness dated June 30, 1999 by C. Wilbur Peters (Exhibit 6.2 to the Company's Form 10-SB filed March 14, 2000)

         10.3 Note in favor of C. Wilbur Peters dated June 30, 1999 (Exhibit 6.3 to the Company's Form 10-SB filed March 14, 2000)

         10.4              Revolving Credit Note dated July 1, 1999 in favor of
                           C. Wilbur Peters (Exhibit 6.4 to the Company's Form 10-SB filed March 14, 2000)

         10.5 Exchange Agreement dated November 5, 1999 between the Company and C. Wilbur Peters (Exhibit 6.5 to the Company's Form 10-SB filed March 14, 2000)

         10.6 Promissory Note in favor of CTF, Inc. dated September 1, 1992 (Exhibit 6.6 to the Company's Form 10-SB filed March 14, 2000)

         10.7 Escrow Agreement dated March 31, 1992 between the Company, Henry H. Mummaw, Brian E. Huey, Joseph W. Mummaw, Larry C. Pratt, CTF, Inc., J.W.

                           Gant & Associates, Inc. and First Union National Bank (Exhibit 6.7 to the Company's Form 10-SB filed March 14, 2000)

         10.8 First Amendment to Promissory Note in favor of CTF, Inc. dated February 21, 2001 (Exhibit 10.8 to the Company's Form 10K-SB filed March 27, 2001)

         10.9              First Amendment to Promissory Note in favor of C.
                           Wilbur Peters dated February 21, 2001 (Exhibit 10.9 to the Company's Form 10K-SB filed March 27, 2001)

         10.10 Securities Purchase Agreement dated as of February 23, 2001 between the Company AJW Partners, LLC, Millennium Capital Partners II, LLC and Equilibrium Equity, LLC (Exhibit 10.1 to the Company's Form 8-K/A filed May 11, 2001)

         10.11 Registration Rights Agreement dated as of February 23, 2001 between the Company AJW Partners, LLC, Millennium Capital Partners II, LLC and Equilibrium Equity, LLC (Exhibit 10.2 to the Company's Form 8-K filed March 1, 2001)

         10.12 Form of Stock Purchase Warrant dated as of February 23, 2001 (Exhibit 10.3 to the Company's Form 8-K filed March 1, 2001)

         10.13 Schedule identifying omitted Stock Purchase Warrants dated as of February 23, 2001 which are substantially identical to the Form of Stock Purchase Warrant described in Exhibit 10.12 (Exhibit 10.13 to the Company's Form 10K-SB filed March 27, 2001)

         10.14 Security Agreement dated as of February 23, 2001 between the Company, AJW Partners, LLC, Millennium Capital Partners II, LLC and Equilibrium Equity, LLC (Exhibit 10.14 to the Company's Form 10K-SB filed March 27, 2001)


         23.1              Consent of Wagner Noble & Company (filed herewith)


         23.2 Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (included in Exhibit 5.1)

         24.1              Power of Attorney (previously filed)

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Matthews, State of North Carolina, on June 6, 2001.


                                      VITAL LIVING PRODUCTS, INC.


                                      By:   /s/ Donald R. Podrebarac
                                          --------------------------------------
                                           Donald R. Podrebarac
                                           Chief Executive Officer and President



         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


         Signature                    Capacity                      Date
         ---------                    --------                      ----

/s/ Donald R. Podrebarac         Director, Chief                    June 6, 2001
-----------------------------    Executive Officer and President
Donald R. Podrebarac             (Principal Executive Officer)

                *                Director, Chairman and Treasurer   June 6, 2001
-----------------------------
C. Wilbur Peters


                *                Vice President, Secretary and      June 6, 2001
-----------------------------    Director (Principal Financial
Larry C. Pratt                   Officer)


                *                Director                           June 6, 2001
-----------------------------
Phil Divine


                *                Director                           June 6, 2001
-----------------------------
Duane G. Hansen



*By: /s/ Donald R. Podrebarac
    -------------------------
     Donald R. Podrebarac
     Attorney-in-Fact